Exhibit 99.2

Townhall February [27] , 2024

Today’s Announcement Confidential - For Internal Use Only [insert screenshot of press release]

Who is QHP Capital? ▪ Healthcare focused private equity (PE) firm based in Raleigh, NC ▪ Investment portfolio consists of 12 companies providing outsourced services to pharma and life sciences ▪ Approximately $2.7Bn of assets under management ▪ Rich healthcare legacy from being part of the on - balance sheet investment arm of Quintiles Transnational (now IQVIA), a leading global CRO ▪ Emphasis on operational expertise and leadership ▪ Vision: “ to be the world’s best healthcare private equity firm by creating long - term value for its investors and its portfolio companies” ▪ Good People! Excellent interactions throughout this process Confidential - For Internal Use Only

Who is CoreRx? ▪ Founded in 2006 ▪ Bought by QHP in 2021 ▪ Based in Clearwater, FL with a site in Bend, OR (operates as Bend Bioscience) ▪ Expertise in small molecule formulation development and GMP manufacturing – Delivers value - added solutions to its partners focused on oral solids, liquids and topicals, including enhanced formulations utilizing particle engineering - based drug delivery technologies ▪ Very good technical reputation in the small molecule space Confidential - For Internal Use Only

Why Is This A Good Thing For Societal CDMO? For You? Confidential - For Internal Use Only – Draft Information ▪ We believe that combining CoreRx’s formulation development and early - stage manufacturing with Societal’s development and commercial scale manufacturing can make us a more attractive partner to small molecule innovators. ▪ We believe that the business combination will create a faster growing and financially strengthened company with greater opportunities for career growth and development.

Societal CDMO Mission & Vision ▪ Our mission is to improve patients’ lives through client partnerships. ▪ Our vision is to be a premier, trusted CDMO by bringing tailored solutions to our clients while fostering engaging and rewarding careers for our people. Confidential - For Internal Use Only CoreRx Mission ▪ Deliver partnered solutions in pharmaceutical development and manufacturing through technical expertise, innovative technologies, and collaborative relationships. Aligned Missions, Visions and Values - A Great Start!!

Principles & Values – Synergistic Overlap Confidential - For Internal Use Only CUSTOMER OBSESSED ALWAYS ACCOUNTABLE EMBRACE CHANGE BE INCLUSIVE BUILD TRUST VALUE TEAMWORK We don’t stop until we meet our customers’ needs, building quality into everything we do. We are all responsible for our words, our actions and our results. We embrace new ideas & the unknown, supporting others as we evolve. We value diverse perspectives and experiences and treat everyone with respect. We build trust through honest, transparent communication and lasting relationships. We achieve more when we collaborate and support each other. CoreRx Principles • Deliver our best, seek continuous improvement, and hold ourselves accountable • Do the right thing • Act as one team • Think ‘customer’ in everything we do. • Promote a culture of positivity, inclusion + belonging Societal CDMO’s Cultural Values

Next Steps – Anticipated Timeline Confidential - For Internal Use Only February [27] Merger Agreement Signed and Announced Early March 2024 Scheduled Tender Offer to be commenced by CoreRx for 100% of Societal shares Early April 2024 Closing Early April 2024 Tender Offer expiration and closing of Merger (20 business days following launch of tender offer, subject to extension under certain circumstances)

What We Need From You Right Now Confidential - For Internal Use Only – Draft Information ▪ Stay focused on our customer projects ▪ Keep winning new business ▪ Remain vigilant in manufacturing, documentation testing and all that we do ▪ Keep our RFT and OTIF at their normal excellent levels ▪ Follow company guidelines concerning the pending transaction ▪ Continue being the outstanding teammate that you are

Questions?

Forward Looking Statements This document contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Al l statements contained in this document that do not relate to matters of historical fact should be considered forward - looking statements. These forward - looking statemen ts include, among others, the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of Febru ary 27, 2024, by and among Societal, CoreRx and Cane Merger Sub (“Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the O ffer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward - looking statements contained in this Current Report on Form 8 - K are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward - looking statements. Potential risks, uncertainties and other factor to be considered include, among others, that Societal shareholders may not te nd er a sufficient number of shares in the tender offer; the length of time necessary to consummate the proposed transaction may be longer than anticipate d, or it may not be consummated at all; the proposed transaction may involve unexpected costs; the businesses may suffer as a result of uncertainty surrounding the propo sed transaction, including difficulties in maintaining relationships with third parties or retaining key employees; and the risk that shareholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability . For further discussion of these and other risks and uncertainties, see Societal’s most recent Form 10 - K and Form 10 - Q filings with the United States Securities and Exchange Commission (the “SEC”), including under the headings “Risk Factors.” You are cautioned to not place undue reliance on forward - looking statements, which speak only as of the date of this document. Except as required by law, neither CoreRx nor Societal is under any duty to update any of the information in this document. Additional Information And Where To Find It In connection with the proposed acquisition, CoreRx will commence a tender offer for the outstanding shares of Societal. The tender offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Societal, nor is it a substitute for the tender offer materials that CoreRx and Merger Sub will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, CoreRx and Merger Sub will file tender offer materials on Schedule TO, and Societal will file a Solicitation/Recommendation Statement on Schedu le 14D - 9 with the SEC with respect to the tender offer. HOLDERS OF SHARES OF SOCIETAL COMMON STOCK ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TEND ER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HO LDERS OF SHARES OF SOCIETAL COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SH ARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of sha res of Societal at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www .sec.gov. In addition, these materials will be available at no charge on the Investors page of Societal’s website at https://www.societalcdmo.com/ and by directing a req ues t to the information agent for the tender offer, whose contact information will be set forth in the Offer to Purchase. Confidential - For Internal Use Only

Additional Information And Where To Find It

In connection with the proposed acquisition, CoreRx will commence a tender offer for the outstanding shares of Societal. The tender offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Societal, nor is it a substitute for the tender offer materials that CoreRx and Merger Sub will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, CoreRx and Merger Sub will file tender offer materials on Schedule TO, and Societal will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Holders of shares of Societal common stock are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement when they become available (as each may be amended or supplemented from time to time) because they will contain important information that holders of shares of Societal common stock should consider before making any decision regarding tendering their shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Societal at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. In addition, these materials will be available at no charge on the Investors page of Societal’s website at https://www.societalcdmo.com/ and by directing a request to the information agent for the tender offer, whose contact information will be set forth in the Offer to Purchase.